UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 8, 2014 (October 8, 2014)
________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
________________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

This Current Report on Form 8-K is being furnished to inform investors of the new locations of certain previously-discussed information on Norfolk Southern Corporation’s website.

Norfolk Southern Corporation continues to publish weekly carloadings reports and the “AAR Weekly Carloading Mapping Key to NS Commodities” (“Carloading Mapping Key”) on its website at www.nscorp.com, under the section “Get to Know NS,” subsection “Investor Relations… Performance Measures… Performance Reports.”  The Carloading Mapping Key is updated quarterly and provides the percentage of each NS commodity that is included in each commodity category published by the Association of American Railroads (AAR).  This information, in conjunction with the weekly carloadings reports, allows investors to more easily compare the Corporation’s carload information to publicly-furnished information from the AAR and others in the industry.

Norfolk Southern Corporation continues to publish customer service communications on its website at www.nscorp.com, under the section “Ship with NS,” subsection “Service Update.”  One communication is updated monthly and provides service analysis and outlook, including discussion of efforts to improve service, potential service disruptions, and the status of service-related assets.  Another communication is updated quarterly and provides service analysis and outlook, and a review of those business issues discussed during the Corporation’s most recent report of quarterly results.  This information is meant to assist customers in any business planning that is dependent upon our service schedules.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

____/s/ William A. Galanko
Name: William A. Galanko
Title:    Vice President - Law

Date: October 8, 2014